Exhibit 5.1

BOSTON CONNECTICUT FLORIDA NEW JERSEY NEW YORK PROVIDENCE WASHINGTON, DC

May 15, 2025

MBIA Inc.

1 Manhattanville Road, Suite 301

Purchase, NY 10577

Re:	MBIA Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special Connecticut counsel to MBIA Inc., a Connecticut corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended, relating to the issuance of 3,000,000 additional shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), pursuant to the Company’s Amended and Restated MBIA Inc. Omnibus Incentive Plan, as amended through May 6, 2025 (the “Plan”).

We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Plan and such other corporate records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the authenticity of the originals of such latter documentation.

The opinions expressed herein are limited to the laws of the State of Connecticut.

Based on and subject to the foregoing, we are of the opinion that the 3,000,000 additional shares of Common Stock that are reserved for issuance pursuant to the Plan have been duly authorized and when issued in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

LTW; BWF	Day Pitney LLP